Exhibit 31.2

CERTIFICATE OF PRINCIPAL FINANCIAL OFFICER

I, Paul Grinberg, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Encore Capital Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2007	By:	/S/ PAUL GRINBERG
Paul Grinberg Executive Vice President and Chief Financial Officer